                    Exhibit 10.4
2000 N. M-63 BENTON HARBOR, MI 49022-2692

Fineldo S.p.A.
Via della Scrofa, 64
00186 Rome
Italy

Vittorio Merloni
Franca Carloni
Aristide Merloni
Andrea Merloni
Maria Paola Merloni
Antonella Merloni
Ester Merloni
c/o
Fineldo S.p.A.
Via della Scrofa, 64
00186 Rome
Italy

Fines S.p.A
c/o
Fineldo S.p.A.
Via della Scrofa, 64
00186 Rome
Italy

Milan, July 10, 2014

Re: Exclusivity Agreement

Dear Sirs:

We have received your letter dated July 10, 2014, the contents of which we transcribe herebelow:

“Whirlpool Corporation
2000 North M-63
Benton Harbor, MI 49022-2692
U.S.A.
Attention of: Mr. Jeff Fettig, Mr. Marc Bitzer, Mr. Carl-Martin Lindahl

Milan, July 10, 2014

Re: Exclusivity Agreement

Dear Sirs:
We hereby propose the following agreement to you:

EXCLUSIVITY AGREEMENT
(the “Exclusivity Agreement”)
Whereas

(a)
On the date hereof, simultaneously with the execution of this Exclusivity Agreement, Whirlpool Corporation (“Purchaser”) has entered into: (i) a share purchase agreement with Fineldo S.p.A. (“Fineldo”) (the “Fineldo SPA”) contemplating the acquisition by Purchaser, or any of its Affiliates, of the no. 48,810,000 ordinary shares of Indesit Company S.p.A. (a company incorporated under the laws of Italy, with registered office at Viale Aristide Merloni no. 47, 60044 - Fabriano - Ancona, Italy, VAT code and registration in the Register of Enterprises of Ancona no. 00693740425, “Indesit”), free and clear of any encumbrance, held by Fineldo; (ii) a share purchase agreement (the “Merloni Family Members SPA”) with all of the Merloni Family Members (as defined below) (with the exclusion of Vittorio Merloni, due to pending authorization by the Court of Ancona) contemplating the acquisition by Purchaser, or any of its Affiliates, of the no. 15,549,930 ordinary shares of Indesit, free and clear of any encumbrance, held by Vittorio Merloni, Franca Carloni, Aristide Merloni, Andrea Merloni, Maria Paola Merloni, Antonella Merloni, Ester Merloni, and Fines S.p.A. (the “Merloni Family Members” and, together with Fineldo, the “Relevant Sellers”, and, each of them, a “Relevant Seller”); and (iii) a share purchase agreement with Claudia Merloni (the “Claudia Merloni SPA”) with respect to the acquisition by Purchaser, or any of its Affiliates, of no. 5,027,731 ordinary shares of Indesit, free and clear of any encumbrance, held by Claudia Merloni (each and all of the transactions contemplated by the Fineldo SPA, the Merloni Family Members SPA, and the Claudia Merloni SPA, the “Transaction”).

(b)
Pursuant to the Fineldo SPA and the Merloni Family Members SPA, the closing of the sale and purchase of the Indesit shares held by Fineldo and the Merloni Family Members (the “Closing”) is subject to, inter alia, the Court of Ancona (competent as to the guardianship of Vittorio Merloni) having authorized the favorable vote by Aristide Merloni in his capacity as legal guardian (tutore legale) of Vittorio Merloni at Fineldo’s shareholders’ meeting called upon to authorize the sale of the Indesit shares held by Fineldo pursuant to the SPA with Fineldo mentioned above and the consummation of the transactions contemplated therein by Fineldo (the “Court Authorization”).

NOW, THEREFORE, in consideration of the foregoing and Purchaser’s commitment of significant time, expenses, and other resources in investigating and negotiating the Transaction, the parties agree as follows.
1. Definitions
In this Exclusivity Agreement, terms not otherwise defined shall have the meanings ascribed to them below.
“Affiliate”, which shall be interpreted broadly, means, with respect to any person (soggetto), any individual, corporation or entity directly or indirectly Controlling, Controlled by or under common Control with the first person.
“Alternative Transaction”, which shall be interpreted broadly, means (a) any direct or indirect acquisition or purchase of any voting rights in, or securities of, or interest in, Fineldo, Indesit or any of its subsidiaries, (b) any merger, demerger, consolidation, sale of a material portion of the assets, recapitalization, liquidation, dissolution or other extraordinary transaction involving Fineldo, Indesit or its subsidiaries or (c) any other transaction that could reasonably be expected to impede, interfere with, prevent, materially delay, or limit the economic benefit to Purchaser of, the Transaction including any options or shareholder agreement.
“Control” shall have the meaning set forth in article 93 of the Legislative Decree n. 58/1998, and the terms “Controlling” and “Controlled” shall be construed accordingly.

“Exclusivity Period” means the period beginning on the date hereof and ending on (a) December 31, 2014, if the Court Authorization has been denied; or (b) the earlier of (i) the Closing and (ii) July 31, 2015, otherwise.
“Related Parties” means, with respect to any person (soggetto), its/his/her relatives, in-laws or Affiliates, its/his/her or its/his/her Affiliates’ directors, officers, employees, advisors and/or counsel (as applicable).
“Third-Party Alternative Proposal”, which shall be interpreted broadly, means any inquiry, proposal, or offer received by any of the Relevant Sellers or by any of their respective Related Parties with respect to any Alternative Transaction.
2. Exclusivity
During the Exclusivity Period, none of the Relevant Sellers shall, and the Relevant Sellers shall procure that none of their respective Related Parties shall, directly or indirectly, (a) initiate, solicit or respond to solicitations or inquiries, or encourage any inquiries, discussions, negotiations, offers or proposals regarding, (b) continue, propose or enter into discussions or negotiations with respect to, (c) enter into any agreement or understanding relating to, or (d) otherwise participate in, an Alternative Transaction, or (e) provide any information to any third party for the purpose of making, evaluating, or determining whether to make or pursue, any inquiries, offers or proposals with respect to, an Alternative Transaction. The Relevant Sellers shall inform Purchaser in writing of, and simultaneously relay to Purchaser all contents (with copies of any written materials received) (including, without limitation, details of the counterparty and its ultimate Controlling person) of, any Third-Party Alternative Proposal within 1 day of receipt.
3. Tender offers
Without prejudice to the provisions of Article 2, Purchaser shall have the right to announce and launch a tender offer on the shares of Indesit at any time following the announcement or launch, by any third party, of a tender offer on Indesit shares.

4. Liquidated damages and indemnification
Should Fineldo breach any of its obligations under Article 2, or should any Related Party of Fineldo (other than a Relevant Seller) perform or omit to perform any act or conduct that Fineldo has undertaken to procure be performed or omitted to be performed, Fineldo shall pay Purchaser Euro 40,000,000 as liquidated damages (penale) or indemnification, as the case may be. The foregoing shall be without prejudice to any additional right or remedy available to Purchaser against Fineldo (including, without limitation, the right to seek additional damages) and any Merloni Family Member breaching this Exclusivity Agreement. The parties expressly acknowledge and agree that the amount of the liquidated damages (penale) and indemnification set forth herein is fair and adequate in all respects.

5. Confidentiality - Public announcements
The Relevant Sellers shall keep, and shall cause their Affiliates, officers, directors, managers, employees and advisors to keep, secret and confidential this Exclusivity Agreement, and all transactions contemplated herein, provided that the Relevant Sellers shall not be in breach of this undertaking by virtue of any disclosure required by Law or by any Governmental Authorities (provided that the Relevant Sellers shall provide the Purchaser, to the extent legally and practically feasible, prompt advance notice of any such requirement and disclosure), made pursuant to arbitration proceedings hereunder, or if necessary to enforce performance of this Exclusivity Agreement or any disclosure to each Relevant Seller’s auditors. Nothing in this Exclusivity Agreement shall prevent the Purchaser from disclosing this Exclusivity Agreement or its content.
6. Sole party, governing law and arbitration
Sections 7.10 (Sole Party), 7.11 (Applicable Law) and 7.12 (Arbitration) of the Merloni Family Members SPA are incorporated herein by reference and shall apply to this Exclusivity Agreement.

*    *    *    *    *
If you agree with the foregoing, please confirm your agreement with the terms and conditions hereof by transcribing in full the text of this letter and returning it to us, initialed on each page and fully signed at the end for acceptance.

Sincerely,
Fineldo S.p.A.

By /s/ Gian Oddone Merli

Name:
Title:

Vittorio Merloni

By /s/ Aristide Merloni NQ
Name: Aristide Merloni
Title: Guardian of Mr. Vittorio Merloni

Franca Carloni

/s/ Franca Carloni

Aristide Merloni

/s/ Aristide Merloni

Andrea Merloni

/s/ Andrea Merloni

Maria Paola Merloni

/s/ Maria Paola Merloni

Antonella Merloni

/s/ Antonella Merloni

Ester Merloni

/s/ Glauco Vico Procuratore

Fines S.p.A.

By /s/ Glauco Vico
Name: Glauco Vico
Title: Procuratore”

*    *    *    *    *

We hereby accept all of the contents of your letter reprinted above.

Sincerely,

Whirlpool Corporation

By /s/ Marc Bitzer

Name: Marc Bitzer
Title: President